SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2003

Chiron Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4560 Horton Street, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

Chiron Corporation announced on February 10, 2003, the appointment of Ambassador J. Richard Fredericks to Chiron’s Board of Directors, effective immediately, thereby increasing the number of directors from eleven to twelve.  Ambassador Fredericks will serve until the next annual meeting of stockholders in May 2003, and thereafter until his successor is duly elected and qualified, or until his earlier resignation or removal.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT NUMBER

99.1                           Press release by Chiron Corporation dated February 10, 2003, relating to Registrant’s announcement of the newly-appointed member to Chiron’s Board of Directors, referred to in Item 5 above.

                                                                                           SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	February 10, 2003	By:	/s/ William G. Green
William G. Green
Senior Vice President,
General Counsel and
Secretary